Exhibit 99.1 ***FOR IMMEDIATE RELEASE***

FOR: ZIONS BANCORPORATION One South Main, Suite 1134 Salt Lake City, Utah Harris H. Simmons Chairman/Chief Executive Officer	Contact: Clark Hinckley Tel: (801) 524-4787 July 25, 2005

ZIONS BANCORPORATION BOARD DECLARES DIVIDEND OF $0.36 PER SHARE

SALT LAKE CITY, July 25, 2005 — Zions Bancorporation (NASDAQ: ZION) announced today that its board of directors declared a regular quarterly dividend of $0.36 per common share. The dividend is payable August 24, 2005 to shareholders of record on August 10, 2005.

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Under local management teams and community identities, Zions operates approximately 400 full-service banking offices in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Utah and Washington. In addition, Zions is a national leader in SBA lending, public finance advisory services, agricultural finance and electronic bond trading. The company is included in the S&P 500 Index. Investor information and links to subsidiary banks can be accessed at www.zionsbancorporation.com.

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